EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-109183, 333-110678, 333-113192, 333-117441, 333-117443, 333-125901 and 333-130091 on Form S-3 and Registration Statements Nos. 333-119690, 333-109917, 333-99645, 333-74124, 333-55364, 333-34202 and 333-42952 on Form S-8 of (1) our report dated September 26, 2006, relating to the consolidated financial statements and financial statement schedule of Avanex Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the Statement of Financial Accounting Standards No. 123(R), Share-Based Payment); and (2) our report dated September 26, 2006, relating to internal control over financial reporting (which expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K/A of Avanex Corporation for the year ended June 30, 2006.

/s/ Deloitte & Touche LLP

San Jose, California

March 30, 2007